                                                                   EXHIBIT 10.20



                       ANTIFUNGAL RESEARCH COLLABORATION



                              RESEARCH AGREEMENT


                                    between

                                 PHYTERA, INC.

                                      and

                             ELI LILLY AND COMPANY

                              RESEARCH AGREEMENT

          THIS RESEARCH AGREEMENT ("AGREEMENT") is entered into as of the 21st day of July, 1998 ("EFFECTIVE DATE") between ELI LILLY AND COMPANY, a corporation of the State of Indiana, having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285, hereinafter called, together with its Affiliates, "LILLY."

                                      AND

          Phytera, Inc., a corporation of the State of Delaware, having its principal place of business at 377 Plantation Street, Worcester, Massachusetts 01605, hereinafter called, together with its Affiliates, "PHYTERA."


                                   RECITALS

          WHEREAS, Phytera is a natural products biopharmaceutical company that has developed screening technologies for antifungal drugs involving multiple drug resistance gene knockouts and natural product libraries; and

          WHEREAS, Lilly is interested in collaborating with Phytera in the further development and exploitation of Phytera technologies, including its natural product libraries, in order to discover Compounds with Antifungal Activity for development and commercialization by Lilly; and

          WHEREAS, Phytera and Lilly believe that each Party can bring significant and complementary strengths to a research collaboration and wish to proceed in accordance with the terms of the following Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter recited, the Parties agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

          When used in this Agreement, each of the following terms shall have the meanings as set forth below:


          1.1 "AFFILIATE" shall mean any company or entity controlled by, controlling, or under common control with a Party hereto and shall include without limitation any company fifty percent (50%) or more of whose voting stock (or other comparable ownership interest for an entity other than a corporation) is owned or controlled, directly or indirectly, by a Party, and any company which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock (or other comparable ownership interest for an entity other than a corporation) of a Party.

          1.2 "ANALOGS" shall mean Compounds which are structurally related to another compound. An analog is obtained by structural modification (either by a chemist or by a microorganism or by a plant cell) pursuant to structure activity relationship studies of a Compound.

          1.3 "ANTIFUNGAL ACTIVITY" shall mean evidence that an Extract or Compound tests positive in a Program Screen in accordance with the criteria for "hits" as set forth and defined in the Research Plan.

          1.4 "CALENDAR QUARTER" shall mean the three month period ending on March 31, June 30, September 30, or December 31.

          1.5 "CALENDAR YEAR" shall mean the twelve month period ending on December 31.

          1.6 "CLOSELY RELATED DERIVATIVE" shall mean a Compound that is structurally related to and developed using a Research Compound as a lead structure for SAR Studies.

          1.7 "COMPOUND" shall mean a discrete chemical entity of known structure.

          1.8 "CONFIDENTIAL INFORMATION" shall mean each Party's confidential information, inventions, know-how and data, and shall include, without limitation, manufacturing, marketing, financial, regulatory, personnel and other business information and plans, whether in oral, written, graphic or electronic form and whether in existence as of the Effective Date or developed or acquired in the future, except where such information (i) is public knowledge at the time of disclosure by the disclosing Party, (ii) becomes public knowledge through no fault of the receiving Party, (iii) was in the possession of the receiving Party at the time of disclosure by the disclosing Party as evidenced by proper business records or (iv) is disclosed to the disclosing Party by a Third Party, to the extent such Third Party's disclosure was not in violation of any obligation of confidentiality.

          1.9 "COVER" (including variations of thereof such as "Covering", "Covered", and "Coverage") shall mean that the identification, manufacture, use, import, offer for sale or sale of Program Screens, Research Compounds, Closely Related Derivatives or Products would infringe a Valid Claim; provided, with respect to a process, screening or manufacturing patent, that such a Valid Claim therein effectively precludes Third Parties from identifying, manufacturing, using, importing, offering for sale, and selling Program Screens, Research Compounds, Closely Related Derivatives or Products. The determination of whether Program Screens, Research Compounds, Closely Related Derivatives or Products are covered by a particular Valid Claim shall be made on a country by country basis. A Valid Claim shall be deemed to provide effective preclusion hereunder where (i) there is no competing product being marketed or (ii) if a product is being marketed by a competitor, it infringes the Valid Claim (including any period in which, and provided that, the Valid Claim is being litigated).

          1.10 "EFFECTIVE DATE" shall mean the date indicated at the beginning of this Agreement.

          1.11 "EXCLUDED COMPOUNDS" shall mean a Compound which (i) is in development or is being marketed by Lilly or Phytera or a sublicensee of either Party anywhere in the world prior to the Effective Date of this Agreement, or
(ii) is derived

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from the Lilly Compound Library and is subject to Third Party restrictions preventing Lilly from using such Compound in the Program. Each Party shall promptly notify the other Party upon determining that a Compound being researched or developed in the Program is an Excluded Compound. Consistent with the obligations of confidentiality under Section 5.1 and except as otherwise provided in this Agreement, neither Lilly nor Phytera shall use Confidential Information derived from the Program in connection with the development of Excluded Compounds.

          1.12 "EXTRACT" shall mean a subset of Compounds solubilized from a culture by a defined solvent.

          1.13  "FDA" shall mean the United States Food and Drug Administration.

          1.14 "FIELD" shall mean the diagnosis, treatment or prevention of fungal infectious diseases in humans and animals.

          1.15 "FIRST COMMERCIAL SALE" shall mean, in any particular country, the first sale for use by the general public of a particular Product after receipt of Regulatory Approval in that country.

          1.16  "FIRST RIGHT   [      ] * PROGRAMS" shall mean the [         ]*
which are designated in APPENDIX E as subject to a Lilly first right of
                        ----------
negotiation under Section 2.23 of this Agreement.

          1.17. "FTE" shall mean the equivalent of the scientific work of one scientific person full time for one year (consisting of a total of [
]* per year (excluding vacations and holidays) of scientific work on or directly related to the Program), carried out by a Phytera employee or Third Party
mutually agreed upon by the Research Team, where at least [       ]* of all such
scientific persons have completed at least a doctorate of philosophy (Ph.D.) or its equivalent in a relevant scientific field or having an equivalent level of scientific training and/or experience.

          1.18 "GAAP" shall mean U.S. Generally Accepted Accounting Principles, consistently applied.

          1.19 "GOOD CLINICAL PRACTICE" shall mean the regulations and guidelines established by the FDA, the Declaration of Helsinki, and the regulating bodies of countries and economic affiliations worldwide that relate to the standard of Good Clinical Practice for trials of medicinal products in human beings.

          1.20 "IN-LICENSED THIRD PARTY COMPOUND" shall mean a defined Compound which is at least at the stage of animal pre-clinical studies in preparation for trials and licensed in or acquired from a Third Party by Phytera for further development in the Field. For the avoidance of doubt, a Compound or Compound series that requires SAR studies prior to identification of a development candidate shall not qualify.

______________________
 * This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

          1.21 "LILLY COMPOUND LIBRARY" shall mean Compounds contained in the Lilly research records libraries and individual Compounds or mixtures of small numbers of Compounds, synthesized by combinatorial chemistry methods, contained in Lilly's combinatorial chemistry libraries.

          1.22 "LILLY NATURAL PRODUCTS LIBRARY" shall mean Extracts available for screening at Lilly that have been prepared from cultures of organisms or Extracts from plant materials.

          1.23 "LILLY PATENTS" shall mean all patents, both foreign and domestic (including without limitation, all substitutions, extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof and pediatric data package exclusivity extensions), and all pending patent applications (including provisional applications, divisions, continuations and continuations-in-part) which, as of the Effective Date, are owned, controlled, or licensed in (with the right to disclose and sublicense), in whole or in part, by Lilly or any Affiliate of Lilly and that contain or result in a Valid Claim which Covers the identification, manufacture, use, import, offer for sale or sale of Program Screens, Research Compound(s), Closely Related Derivatives, or Products including but not limited to those patents and patent applications listed on APPENDIX B attached hereto.
----------

          1.24 "LILLY PROGRAM PATENTS" shall mean all patents, both foreign and domestic (including without limitation, all substitutions, extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof and pediatric data package exclusivity extensions), and all pending patent applications (including provisional applications, divisions, continuations and continuations-in-part) owned, in whole or in part, by Lilly or licensed in by Lilly (with the right to disclose and sublicense) that contain or result in a Valid Claim which Covers an invention conceived during the Research Term and as a result of the Research Program.

          1.25 "LILLY PROGRAM TECHNOLOGY" shall mean all tangible or intangible (whether or not patentable) know-how, trade secrets, inventions , data, clinical and preclinical results, information, and any physical, chemical or biological material, or any replication of any part of such material, which is developed or acquired (with the right to disclose and sublicense) by Lilly after the Effective Date and on or before the end of the Research Term, to the extent such Technology relates to the identification, manufacture, use, import, offer for sale or sale of Program Screens, Research Compound(s), Closely Related Derivatives or Products in the Field.

          1.26 "LILLY SCREEN" shall mean a high throughput screen developed by Lilly independent of this Program for the identification of antifungal compound leads.

          1.27 "LILLY TECHNOLOGY" shall mean all tangible or intangible (whether or not patentable) know-how, trade secrets, inventions, data, clinical and preclinical results, information, and any physical, chemical or biological material, or any replication of any part of such material reasonably necessary for the development and manufacture of Program Screens, Research Compound(s), Closely Related Derivatives or Products, that Lilly or any Affiliate of Lilly owns, controls or has a license to (with the right to disclose and sublicense) as of the Effective Date.

          1.28 "MAJOR EUROPE" shall mean the United Kingdom, France, Germany, Italy and/or Spain.

          1.29 "MDR KNOCKOUTS" shall mean fungal organisms in which multiple drug resistance genes (one or more) that have the function of pumping toxins out of the cell have been genetically disabled.

          1.30 "NATURAL PRODUCT CHEMISTRY" shall mean the process of isolating Compounds from Extracts, elucidating their structures, and obtaining these Compounds in sufficient amounts and purity for chemical and biological evaluation.

          1.31 "NDA" shall mean with respect to any particular Product, the New Drug Application filed with the FDA pursuant to 21 U.S.C. Section 357 and 21 C.F.R. Section 314 with respect to that Product, together with all additions, deletions and supplements thereto.

          1.32  "NET SALES" shall mean, with respect to a Product, [

                                                    ]*

          1.33 "PHASE I CLINICAL TRIALS" shall mean human clinical trials conducted anywhere in the world in accordance with Good Clinical Practice in a small number of healthy volunteers or patients to establish an initial safety profile and the pharmacokinetics/pharmacodynamics of a Research Compound, Closely Related Derivative or Product.

          1.34 "PHASE II CLINICAL TRIALS" shall mean human clinical trials conducted in patients anywhere in the world in accordance with Good Clinical Practice to achieve a statistically significant data regarding a Research Compound, Closely Related Derivative or Product in the particular indication tested, as well as to obtain a preliminary indication of the limit and/or daily dosage regimen required.

          1.35 "PHASE III CLINICAL TRIALS" shall mean large scale human clinical trials conducted in patients anywhere in the world in accordance with Good Clinical Practice and intended to generate data concerning the safety and efficacy of a Research


____________________
 * This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Compound, Closely Related Derivative or Product in the particular indication tested sufficient to support registration of the Product with health regulatory authorities.

          1.36 "PHYTERA BIODIVERSITY LIBRARIES" shall mean all natural product Extracts that Phytera owns as of the Effective Date of this Agreement or acquires or creates during the Research Term.

          1.37 "PHYTERA PATENTS" shall mean all patents, both foreign and domestic (including without limitation, all substitutions, extension, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof and pediatric data package exclusivity extensions), and all pending patent applications (including provisional applications, divisions, continuations and continuations-in-part) which, as of the Effective Date, are owned, controlled, or licensed in (with the right to disclose and sublicense), in whole or in part, by Phytera or any Affiliate of Phytera and that contain or result in a Valid Claim which Covers the identification, manufacture, use, import, offer for sale or sale of Program Screens, Research Compound(s), Closely Related Derivatives or Products, including but not limited to those patents and patent applications listed on APPENDIX C attached hereto.
----------

          1.38 "PHYTERA PROGRAM PATENTS" shall mean all patents, both foreign and domestic (including without limitation, all substitutions, extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof and pediatric data package exclusivity extensions), and all pending patent applications (including provisional applications, divisions, continuations and continuations-in-part) owned, in whole or in part, by Phytera or licensed in by Phytera (with the right to disclose and sublicense) that contain or result in a Valid Claim which Covers an invention conceived during the Research Term and as a result of the Research Program.

          1.39 "PHYTERA PROGRAM TECHNOLOGY" shall mean all tangible or intangible (whether or not patentable) know-how, trade secrets, inventions, data, clinical and preclinical results, information, and any physical, chemical or biological material, or any replication of any part of such material, which is developed or acquired (with the right to disclose and sublicense) by Phytera after the Effective Date and on or before the end of the Research Term, to the extent such Technology relates to the identification, manufacture, use, import, offer for sale or sale of Program Screens, Research Compound(s), Closely Related Derivatives or Products in the Field.

          1.40 "PHYTERA TECHNOLOGY" shall mean all tangible or intangible (whether or not patentable) know-how, trade secrets, inventions, data, clinical and preclinical results, information, and any physical, chemical or biological material, or any replication of any part of such material, reasonably necessary for the development and manufacture of Program Screens, Research Compound(s), Closely Related Derivatives or Products, that Phytera or any Affiliate of Phytera owns, controls or has a license to (with the right to disclose and sublicense) as of the Effective Date.

          1.41  "[      ]* PROGRAMS" shall mean Phytera's current [           ]*
programs listed in APPENDIX E, including, without limitation, the First Right
                   ----------
[


__________________________
 * This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                ]* Programs, which programs are (i) in existence as of the Effective Date, and (ii) directly related to research and development of specific leads generated or identified by Phytera prior to the Effective Date. APPENDIX E attached hereto and incorporated herein by reference.
----------

          1.42 "PRODUCT" shall mean any product that contains a Research Compound or a Closely Related Derivative that is ready for ultimate commercial sale or use.

          1.43 "PROGRAM" shall mean the program to be conducted jointly by Phytera and Lilly to discover, evaluate and identify chemical entities and biological materials which may be useful in the Field. A description of the Program is provided in the Research Plan, which is incorporated herein by reference and made a part of this Agreement. The Research Plan and the scope and goals of the Program are subject to modification as provided herein.

          1.44 "PROGRAM PATENTS" shall mean Lilly Program Patents and Phytera Program Patents, collectively, whether or not developed solely or jointly by Phytera and/or Lilly. For avoidance of doubt, Program Patents shall include any patents Covering Closely Related Derivatives, notwithstanding when such patents are filed.

          1.45 "PROGRAM SCREENS" shall mean any screen or assay approved by the Research Team for use in the Program.

          1.46 "PROGRAM TECHNOLOGY" shall mean Lilly Program Technology and Phytera Program Technology, collectively, whether or not developed solely or jointly by Phytera and/or Lilly.

          1.47 "QUARTERLY RESEARCH ACCOUNTING REPORT" shall have the meaning as set forth in Section 2.9 of this Agreement.

          1.48 "QUARTERLY RESEARCH ACTIVITY REPORT" shall have the meaning as set forth in Section 2.6 of this Agreement.

          1.49 "REGULATORY APPROVAL" shall mean all authorizations by the appropriate governmental entity or entities necessary for commercial sale of Product (including exports) in each jurisdiction in which Lilly elects to market the Product including, without limitation, approval of labeling, price, reimbursement and manufacturing.

          1.50 "RESEARCH COMPOUND" shall mean any Compound which during the Research Term and as a part of the Program, is identified, conceived, synthesized, structurally characterized and/or demonstrated to have Antifungal Activity in the Field. Research Compound shall also encompass any Extract which during the Research Term and as a part of the Program is shown to have Antifungal Activity and which is selected by the Research Team for Natural Product Chemistry. For avoidance of any doubt, Research Compounds shall include, but not be limited to, those Lilly Compounds designated as Research Compounds under Section 2.11 of this Agreement. Research Compounds shall not include Excluded Compounds or derivatives thereof.

          1.51 "RESEARCH FUNDS" shall mean the FTE funding being paid by Lilly to Phytera pursuant to Section 2.7 herein.

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

          1.52 "RESEARCH PLAN" shall have the meaning set forth in Section 2.2(b) of this Agreement.

          1.53 "RESEARCH TEAM" shall have the meaning assigned in Section 2.2(a) of this Agreement.

          1.54 "RESEARCH TERM" shall be the period commencing on the Effective Date and ending two (2) years thereafter plus any extensions thereof, as provided for in Section 2.14, unless earlier terminated by Lilly pursuant to
Section 2.18 or Article 10 hereof.

          1.55 "RESEARCH YEAR" means a twelve-month period during the term of the Program. The first Research Year shall be deemed to have commenced on the Effective Date.

          1.56 "SAR STUDIES" shall mean structure activity relationship studies in which chemical modifications are made to Research Compounds in an attempt to obtain or improve desirable feature or features such as activity against a molecular target or target organism, efficacy in animal models of disease, pharmacokinetic properties, or toxicity profile.

          1.57 "TECHNOLOGY" shall mean all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, information, including and without limitation any physical, chemical, or biological material.

          1.58 "THIRD PARTY" shall mean any entity which is not a Party or an Affiliate of either Party to this Agreement.

          1.59 "VALID CLAIM" shall mean any claim issued in an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction following exhaustion of all possible appeal processes, and which has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal rank, then the decision or decisions upholding the claim shall prevail when the decisions are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.


                                   ARTICLE 2

                      COLLABORATION SCOPE AND GOVERNANCE

          2.1   PURPOSE AND SCOPE.

          (A) Consistent with the terms described herein, the Parties intend to collaborate in the research and discovery of Research Compounds or Closely Related Derivatives for development and commercialization by Lilly. In accordance with the Research Plan, Phytera shall develop, validate and use Program Screens to screen Phytera Biodiversity Libraries and the Lilly Natural Products Library for Extracts demonstrating Antifungal Activity. Additionally, if requested, Phytera shall enable use by Lilly of the

Program Screens to screen the Lilly Compound Library to identify Lilly Compounds demonstrating Antifungal Activity.

          (B) As more fully described below, Phytera and Lilly through the Research Team will have joint responsibility for conducting the Program in accordance with the Research Plan and the terms described herein. Lilly will have sole responsibility for the development and commercialization of Research Compounds and Closely Related Derivatives, as well as the filing and maintenance of any and all regulatory documents necessary for applicable Regulatory Approvals. Additionally, Lilly will have sole responsibility for distribution and marketing of the Product. All pricing for Product shall be determined solely by Lilly. Except as otherwise provided in this Agreement, it is expected that any Product will be marketed by Lilly or its Affiliates (or in selected territories, by Third Parties selected by Lilly) in each jurisdiction in which it is determined by Lilly to be feasible and commercially attractive.

          2.2  RESEARCH TEAM.

          (A) Within thirty (30) days following signature of this Agreement by both Parties, Phytera and Lilly shall each appoint three (3) representatives to serve as members of the Research Team ("Research Team"). Phytera representatives shall consist of a biologist, molecular biologist, and a natural products chemist. Lilly representatives shall consist of a microbiologist, a chemist, and a natural products chemist. The respective individual representatives of each Party may be changed from time to time at the discretion of Phytera or Lilly upon written notification by the Party making such change to the other.

          (B) Phytera and Lilly have agreed upon an initial Research Plan for research under the Program which is set forth in APPENDIX A ("Research Plan").
                                                 ----------
By execution of this Agreement, the initial Research Plan is hereby approved by each Party and incorporated herein by reference.

          (C) The Research Team shall provide general oversight and direction for the Program. As part of providing such oversight and direction, the Research Team specifically shall review (i) the personnel assigned to the Program, (ii) all spending of Research Funds, (iii) all proposed modifications or additions to the Research Plan, (iv) all proposed research collaborations with a Third Party related to the Program and its cost, (v) all proposed additions to APPENDIX B and APPENDIX C, (vi) quarterly additions to the list of
             ----------     ----------
Program Technology created in the Program, and (vii) all research results related to the Program.

          (D) Decisions of the Research Team shall be made by unanimous consent; provided, however, that in the event the Research Team is unable to arrive at a decision, Lilly's Vice President, Infectious Diseases Research, or his/her successor shall confer with Phytera's Vice President of Research and seek to resolve the disagreement. In the event the disagreement cannot be resolved in this manner, Lilly's Vice President, Infectious Diseases Research shall decide based on reasonable economic and scientific factors not inconsistent with this Agreement. Notwithstanding the foregoing, decisions by the Research Team with respect to inclusion of a Lilly Screen as Program Screen shall be made by unanimous consent.

          2.3 CONDUCT OF PROGRAM. Each Party agrees to conduct the Program according to the Research Plan, as amended from time to time by the Research Team. All research done in connection with the Program shall be carried out in strict compliance with any federal, state, or local laws, regulations, or guidelines governing the conduct of such research. The Parties do not intend Excluded Compounds to be developed in the Program. Each Party shall advise the other promptly upon becoming aware that a Compound being researched or developed in the Program is an Excluded Compound, whereupon each Party shall cease to have any obligation or right to work on such Excluded Compound as part of the Program.

          2.4 EFFORT. Both Phytera and Lilly shall use their best efforts to conduct work on the Program so as to achieve the agreed-to-goals for the Program as described in the Research Plan. During the first Research Year, Phytera
shall devote to the Program and Lilly shall fund [    ]* FTEs, unless
otherwise agreed by the Parties in writing. The number of FTEs to be dedicated to the Program for subsequent Research Years shall be determined by Lilly in its sole discretion; provided, however, that (i) the effort of Phytera funded by
Lilly for the second Research Year can be no less than [    ]* FTEs, and (ii)
Lilly's decision with respect to the number of FTEs to be dedicated to the Program and to thereby be funded by Lilly for Research Years after the first
Research Year shall be communicated in writing to Phytera at least [      ]*
prior to the end of the preceding Research Year. The FTEs dedicated by Phytera to the Program shall have an optimal combination of experience and training in the Field. Lilly shall provide reasonable scientific effort as required by the Research Team during the course of the Program. Such scientific effort shall be consistent with sound scientific and business judgment as determined by Lilly.

          2.5 KEY PERSONNEL. Phytera agrees that so long as the individuals identified as key Phytera personnel in APPENDIX D continue to be employed by
                                       ----------
Phytera, Phytera shall maintain a level of direct involvement appropriate for the successful conduct of the Program of such key personnel in the Program. In the event any such individuals cease to be Phytera employees or to be directly involved in the Program, Lilly shall have a right to terminate the Program consistent with Section 2.18 herein. In the event a replacement of such Key Personnel becomes necessary for any reason and Lilly does not exercise its right to terminate under Section 2.18, Phytera shall consult with Lilly concerning such replacements and Lilly shall have a right to approve replacement candidates, which approval shall not be unreasonably withheld.

          2.6 RESEARCH TEAM MEETINGS AND REPORTS. Except as the Research Team may otherwise agree, during the Research Term, the Research Team shall meet formally at least four (4) times each year to review the Program, to modify the strategy and goals of the Program if deemed necessary by the Research Team, and to prepare the reports required under Section 4.1(a). The times and places for such meetings shall be mutually agreed upon by the Parties, alternating between Indianapolis and Worcester, or such other location as members of the Research Team shall agree. Each Party shall also bear its own costs associated with holding and attending such meetings. Any modification to the strategy and goals of the Program as described in the Research Plan shall require the approval of the Research Team as reflected in written minutes, and an appropriate written amendment to the Research Plan. The Research Team shall keep minutes of all meetings at which a decision is made and shall circulate such minutes to all members of the Research Team. Minutes shall be deemed approved unless any member of the Research

___________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Team objects to the accuracy of such minutes within ten (10) days of receipt. Additionally, Phytera and Lilly, to the extent each is involved in the Program, shall each provide the Research Team with a written quarterly status report regarding the quarterly research activity of each in connection with the Program (the "Quarterly Research Activity Report"). The Quarterly Research Activity Report shall be furnished to the Research Team within thirty (30) days following the end of each Calendar Quarter.

          2.7  RESEARCH FUNDING.   During the Research Term and subject to the
fulfillment of all terms and conditions of this Agreement, Lilly shall fund the Program at a rate of [ ] *per FTE. The relevant number of FTE's for any Research Year shall be determined in accordance with Section 2.4 herein. It is understood by the Parties that the Research Team shall have the right to allocate an appropriate amount of FTE funding support to reasonable costs associated with culture regrowth required in connection with the Program

          2.8 SCHEDULING PAYMENT OF RESEARCH FUNDS. Research Funds during the Research Term shall be paid to Phytera by Lilly in U.S. Dollars. The payment of Research Funds due in each Research Year will be made in [ ]* installments
within [                         ]*,  provided that the first such payment
hereunder shall be made on a prorated basis and within [      ]* of the
Effective Date hereof.

          2.9  ACCOUNTING.
          (A) Phytera shall maintain complete and accurate books and records of all monies expended by it for research under the Program and shall provide Lilly, within sixty (60) days after the end of each Calendar Quarter during the Research Term, with a report ("Quarterly Research Accounting Report") accompanied by a certificate signed by the Chief Financial Officer of Phytera stating (i) the dollar amount of Research Funds that were expended on research activities during any Calendar Quarter for which the report is made; (ii) a general description of the research activities conducted; (iii) the name of each Phytera employee (with job title) who worked on the Program during that Calendar Quarter, along with the functional department in which each employee worked and the actual number of hours (including the source of such hourly data) each such employee worked on the Program during that Calendar Quarter; and (iv) whether Phytera provided the FTEs required under this Agreement or the Research Plan for that Calendar Quarter of the Program. In the event Phytera has not provided the required FTE's and there has consequently been an overpayment by Lilly, Phytera shall remit the amount of such overpayment to Lilly with the Quarterly Research Accounting Report or Lilly shall be entitled to apply such overpayment as a credit against future Research Funds payments. Lilly shall be entitled to any tax credits due on account of research and development expenses, to the extent permitted by law, for the Research Funds paid by Lilly. Phytera shall cooperate with Lilly to provide any information or documentation necessary or useful for Lilly to claim such credits.

          (B) Upon reasonable written notice to Phytera, Lilly shall have the right, either itself or using Lilly's independent certified public accountant, at its own expense and not more than annually in or in respect of any Calendar Year, and during normal business hours, to audit those books and records as may be reasonably necessary to verify the

___________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

accuracy of the Quarterly Research Accounting Reports furnished by Phytera to Lilly pursuant to this Section 2.9, in respect of any Calendar Year ending not more than one (1) year prior to the date of such notice. If an independent certified public accountant is used by Lilly for the conduct of such audits, the report prepared by the independent public accountant, shall be provided to Phytera at the same time it is sent or otherwise provided to Lilly and shall contain the conclusions of the independent public accountant regarding the audit. In the event an audit conducted by an independent public accountant concludes there has been any overpayment by Lilly, Phytera shall remit to Lilly within thirty (30) days after Phytera's receipt of the auditor's report, (i) the amount of such overpayment and (ii) if such overpayment exceeds ten percent (10%) of the total amount paid or payable for the Calendar Year then being audited, the reasonable and necessary fees and expenses of the independent public accountant performing the audit, subject to reasonable substantiation. Any Phytera information received or obtained by Lilly in connection with an audit under this Section 2.9 is Confidential Information and Lilly shall retain and cause its auditors to retain all such information in confidence.

          2.10 PROGRAM COSTS.   [



                                                     ]*

          2.11 SCREENING LILLY COMPOUND LIBRARIES.  The Program includes the
possibility of screening by Phytera of up to [    ]* Compounds from the Lilly
Compound Libraries using the Program Screens. If Lilly elects to have additional screening performed by Phytera, there shall be either (i) an adjustment to the FTE effort funded by Lilly sufficient to enable Phytera to conduct such screening without adversely impacting Phytera's ability to satisfy its existing obligations under the Program or (ii) Phytera's existing obligations under the Program shall be evaluated and adjusted appropriately so that Phytera can reasonably achieve all its obligations, including such new screening activities, with the same FTE effort as existed prior to Lilly's election to request such additional screening be done by Phytera. In the event that screening of Lilly Compound Libraries by Lilly or Phytera results in the identification of a Compound demonstrating Antifungal Activity, such Compound shall be included in the Program for research consistent with the Research Plan and shall become and be designated a Research Compound under the Agreement upon written designation by the Research Team of such Compound as a Research Compound and appendage of such written designation to this Agreement, such written designation not to be unreasonably withheld or delayed. For avoidance of any doubt, in the event that such written designation does not occur, a Compound from the Lilly Compound Libraries shall not become a Research Compound. Additionally, notwithstanding anything to the contrary in this Agreement, under no circumstance shall (a) Phytera receive any license, rights, or other interest in the Lilly Compound Libraries or Lilly owned Excluded Compounds; or (b) an Excluded Compound ever become or be deemed a Research Compound.

          2.12 EXCLUSIVITY. During the Research Term, Phytera shall work exclusively with Lilly in the Field except to the extent that such work pertains
to [                             ]*.

___________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Furthermore, during the Research Term, Phytera agrees to provide Lilly with exclusive (even as to Phytera) use of and access to the Phytera Biodiversity Libraries, MDR Knockouts, and Program Screens for research and development in the Field; provided that (1) Phytera shall have the right to use and access such for purposes of complying with its obligations under this Agreement; and (2) commencing on the third anniversary of the Effective Date and every anniversary thereafter, Lilly's exclusivity with respect to individual Extracts in the Phytera Biodiversity Libraries shall expire if [


                                                                   ]*.
Additionally, Phytera shall not use Program Technology for In-Licensed Third Party Compounds or in any other manner for the benefit of Third Parties. Otherwise, Phytera shall be free to use other Phytera Technology in connection
with [                                                ]*. For [               ]*
following the end of the Research Term, Phytera shall not use or access or permit Third Parties to use or access the Phytera Biodiversity Libraries, MDR Knockouts, and/or Program Screens for research or development in the Field.

          2.13 THIRD PARTY TECHNOLOGY. Neither Lilly nor Phytera will bring into or use in the Program any Technology in which a Third Party has ownership rights unless specifically authorized to do so under a written agreement with such Third Party. Unless the Parties specifically agree in a written document signed by their respective authorized representatives to share the royalty or other expenses associated with using any Technology of a Third Party, then any royalties or other obligations associated with using the Third Party Technology shall be borne solely by the Party who entered into the agreement with the Third Party containing such obligations, or, if there is no such agreement, then all expenses associated with using Third Party technology shall be borne solely by the Party who brought the Third Party Technology into the Program.

          2.14 EXTENSION OF PROGRAM. Lilly shall have the option to extend the Research Term for up to three (3) additional years in one-year increments by giving written notice not later than three (3) months prior to the end of the initial Research Term and each one-year extension. Lilly shall specify in such notice the level of Research Funding it will pay to Phytera during the extended term, provided, however, such Research Funding shall at a minimum support [
]* FTEs.

          2.15 STAFF AVAILABILITY. Each Party shall make its employees, consultants, subcontractors engaged in the Program reasonably available upon reasonable notice during normal business hours at their respective places of employment to consult with the other Party on issues arising during the Program and in connection with any request from any regulatory agency, including those relating to regulatory, scientific, and technical issues.

          2.16 LILLY OPTION REGARDING RESEARCH COMPOUNDS AND CLOSELY RELATED DERIVATIVES. Lilly shall have the option to develop and commercialize, either by itself or in conjunction with one or more sublicensees, on an exclusive basis throughout the world

___________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

any Research Compound or Closely Related Derivative. Lilly shall notify Phytera promptly of its decision to develop any such Research Compound or Closely Related Derivative. Upon such selection, Lilly shall be responsible for undertaking, at Lilly's sole expense, all activities necessary for the development, preclinical and clinical testing and the commercialization of the Research Compound and/or Closely Related Derivative. After the expiration or termination of the Program, Lilly shall provide an annual written report to Phytera describing in reasonable detail and specificity (a) Lilly's development activities during the prior calendar year on Research Compound(s), Closely Related Derivatives and/or Products; and (b) the development activities for Research Compounds, Closely Related Derivatives and/or Products planned by Lilly for the current year.

          2.17 FACILITY VISITS. Representatives of Lilly and Phytera may, upon reasonable notice during normal business hours, (a) visit the facilities where the Program is being conducted, (b) consult informally, during such visits and by telephone, with personnel for the other Party performing work on the Program, and (c) with the other Party's prior approval, which approval shall not be unreasonably withheld, visit the sites of any experiments or tests being conducted by such other Party in connection with the Program. On such visits, an employee of the Party conducting the research shall accompany the employee(s) of the visiting Party. If requested by the other Party, Phytera and Lilly shall cause appropriate individuals working on the Program to be reasonably available for meetings at times and places reasonably convenient to the Party responding to such request.

          2.18 TERMINATION OF PROGRAM.

          (A) WITHOUT CAUSE. After the second anniversary of the Effective Date, Lilly may terminate the Program and related Research Funding at any time without cause upon sixty (60) days prior written notice to Phytera, which notice may be provided prior to the second anniversary of the Effective Date.

          (B) FOR MATERIAL BREACH. Lilly may terminate the Program and related Research Funding at any time for material breach by Phytera, upon thirty (30) days prior to written notice and opportunity to cure during the notice period. Phytera may terminate the Program for material breach by Lilly upon thirty (30) days prior written notice and opportunity to cure during the notice period.

          (C)  LOSS OF KEY PERSONNEL.   Lilly may terminate the Program and
related Research Funding at any time upon thirty (30) days prior written notice to Phytera, if any one or more of Phytera Key Personnel leave the employment of Phytera for any reason and Phytera is unable to find replacements acceptable to Lilly within six (6) months from the last day of such employment. Approval by Lilly of replacement candidates shall not be unreasonably withheld.

          (D) TERMINATION DUE TO CHANGE OF CONTROL. Lilly may terminate the Program and related Research Funding at any time upon thirty (30) days prior written notice if majority control of Phytera is acquired by any health care company or any other party reasonably deemed by Lilly to be a competitor of Lilly.

          2.19 RIGHTS OF PARTIES FOLLOWING TERMINATION OR EXPIRATION OF THE PROGRAM (EXCEPT FOR MATERIAL BREACH). Whenever the Program terminates for reasons other than material breach or expires, each of the Parties shall have the following rights and obligations:

     (A)  CONTRIBUTED TECHNOLOGY.  Each Party shall cease using and return to the other Party and thereafter maintain in confidence pursuant to Article 5 all Technology that was contributed by the other Party that is reflected on the form of APPENDIX B or APPENDIX C in effect as of the end of the Program, but
        ----------    ----------
only to the extent such Technology is not necessary or useful to Lilly for the manufacture, use or development of Research Compounds, Closely Related Derivatives or Products.

     (B) PRE-EXISTING TECHNOLOGY. Each Party shall continue to have the right to use and to disclose in any manner all Technology that it owned or had a license under prior to the Program, except to the extent such Technology is subject to the exclusivity requirements of Section 2.12.

     (C)  PROGRAM TECHNOLOGY.

          (1) OWNERSHIP. Ownership of Program Technology shall continue to be governed by Section 4.1(b) of this Agreement; provided, however, that Lilly shall transfer and hereby does transfer all of its right, title and interest in jointly owned Program Technology to Phytera, subject only to the retention by Lilly of a license in accordance with Section 3.1(b).

          (2) USE. With respect to Program Technology and Program Patents which (i) are owned by Phytera solely or jointly with Lilly and (ii) are not necessary or useful to Lilly for the manufacture, use, or development of Research Compounds, Closely Related Derivatives or Products, Phytera shall be free to use, transfer, commercialize or collaborate with Third Parties in any manner that Phytera elects. With respect to all other Program Technology or Program Patents, Lilly shall retain an exclusive license in accordance with Section 3.1(b).



     (D) PAYMENT OBLIGATIONS. Lilly shall continue to have the payment obligations set forth in Section 2.7 for any accrued but unpaid FTE costs as of the date of termination and in Article 6 with respect to any Research Compound, Closely Related Derivative or Product that it develops or commercializes pursuant to Section 2.16.

     (E) OTHER TERMS OF THE AGREEMENT. All terms and conditions of this Agreement unrelated specifically to Research Program activities shall otherwise continue in full force and effect, including, without limitation, confidentiality obligations and all rights and obligations concerning the development and commercialization of Research Compounds, Closely Related Derivatives and Products and any future Compounds arising therefrom.

     2.20 RIGHTS OF PARTIES FOLLOWING TERMINATION OF THE PROGRAM FOR MATERIAL BREACH. In the event of termination of the Program by Lilly for material breach by Phytera, all licenses granted under this Agreement to Lilly shall not be affected and shall continue in full force and effect, and Lilly shall have the right to exercise all such licenses. All licenses granted under this Agreement by Lilly to Phytera shall automatically terminate upon such termination by Lilly. In the event of termination of the Program by Phytera for material breach by Lilly, all licenses granted under this Agreement to Phytera shall not be affected and shall continue in full force and effect, and Phytera shall have the right to exercise all such licenses. In the event that termination by Phytera is based upon a breach for non-payment, all licenses granted under this Agreement by Phytera to Lilly shall automatically terminate upon such termination by

Phytera. In the event that termination by Phytera under this Section 2.20 occurs for any other reason, licenses granted under this Agreement by Phytera to Lilly that are necessary for the continuing development or commercialization by Lilly of Research Compounds, Closely Related Derivatives or Products pursuant to
Section 2.16 of this Agreement shall continue in full force and effect.

         2.21 PUBLICATIONS. While it is understood that employees of Lilly and Phytera at some point shall be free to publish the results of their studies carried out under the Program, each Party agrees to provide the other the opportunity to review any proposed manuscripts at least sixty (60) days prior to their intended submission for publication and, upon request, shall delay submission for a period sufficient to permit adequate steps to be taken to secure patent protection for any patentable subject matter referred to therein. The disclosing party shall avoid disclosure of any trade secret information of the other Party. Each Party agrees to respond to requests for review within sixty (60) days of receipt. In the event the Parties disagree with respect to the nature of the disclosure to be made in a proposed publication, the Parties shall refer such disagreement to the Research Team for resolution. All publications shall give due credit to all individuals contributing to the developments described in the publication.

         2.22 [     ]* PROGRAMS. Lilly acknowledges that prior to the Effective
Date of this Agreement, Phytera had (and continues to have) [       ]* Programs.
Phytera agrees that as of the Effective Date it shall not screen Extracts from
the Phytera Biodiversity Libraries in connection with any [    ]* target except
those covered by the Program; provided, however, Phytera shall be entitled to use its chemical libraries or libraries of Third Parties in connection with the
[          ]* Programs.

         2.23 RIGHT OF FIRST NEGOTIATION. In the event that Phytera seeks a research, development or commercialization collaboration with a Third Party
relating to the First Right [          ]* Programs or a Third Party commences
discussions with Phytera which Phytera intends to seriously consider in
connection with Compounds resulting from the First Right [         ]* Programs,
Phytera hereby grants to Lilly a right of first negotiation to (i) fund, in whole or in part, any research development, or commercialization collaboration or program ("Relevant Program") to be undertaken by Phytera with a Third Party
with respect to a First Right [      ]* Program Compound and (ii) obtain certain
license rights to any intellectual property that results from such Relevant Program. This right shall be effective during the Research Term and shall operate as follows:

         (a) Phytera shall promptly send to Lilly a reasonably detailed written notification of any Relevant Program contemplated by Phytera using a First Right
[        ]* Program Compound;

         (b) Lilly shall respond to Phytera within [       ]* of its receipt of
such notification indicating its interest in funding, in whole or in part, the Relevant Program and in obtaining rights to any intellectual property resulting therefrom.

----------------------------
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

         (c) For a period of up to [        ]* after Phytera receives notice of
Lilly's interest in funding, in whole or in part, the Relevant Program and obtaining license rights to any intellectual property resulting therefrom, the Parties shall negotiate in good faith a reasonable agreement based upon the anticipated contributions of the Parties to the Relevant Program and any products that result from such Relevant Program. If, after good faith negotiations, an agreement cannot be reached between Lilly and Phytera on the Relevant Program, Phytera shall be free to pursue such Relevant Program and commercialize any products that result from such Relevant Program, either independently or with one or more Third Parties.

         (d) In the event that Lilly (i) fails to respond to Phytera within
[       ]* of notification by Phytera of the contemplated Relevant Program, or
(ii) indicates that it is not interested in funding such Relevant Program and obtaining rights to any intellectual property resulting therefrom, Phytera shall be free to pursue such Relevant Program and commercialize any products that result from such Relevant Program, either independently or with one or more Third Parties.


                                   ARTICLE 3
                                   ---------

         3.1    LICENSES TO LILLY.

         (a) Except as otherwise provided in Sections 2.12 and 2.22 herein, during the Research Term and the term of this Agreement and subject to the other provisions of this Agreement, Phytera hereby grants to Lilly an exclusive, worldwide license in the Field, with the right to sublicense, under the Phytera Patents, Phytera Technology, Program Patents (to the extent Phytera has an interest in such Patents) and Program Technology (to the extent Phytera has an interest in such Technology) (i) to make, have made, use, import, offer for sale, sell and have sold Research Compounds, Closely Related Derivatives and Products; (ii) to conceive, discover, evaluate, identify, characterize, research, develop, market and sell the Research Compounds, Closely Related Derivatives and Products and (iii) to otherwise comply with its obligations under this Agreement. Notwithstanding the foregoing grant, Phytera shall have the right to practice under Phytera Patents, Phytera Technology, Phytera Program Patents, and Phytera Program Technology as necessary to comply with its obligations and exercise its rights under this Agreement. Phytera shall retain all rights under Phytera Patents and Phytera Technology outside the Field.

         (b) Upon termination or expiration of the Program, Phytera shall grant and hereby does grant to Lilly a worldwide, perpetual, royalty-free (i) exclusive license, with a right to sublicense, to make, have made, use, offer for sale, sell, have sold and import any and all Phytera Patents, Phytera Technology, and Program Technology (to the extent Phytera has an interest) and Program Patents (to the extent Phytera has an interest) that is necessary or useful for the manufacture, use or development of Research Compounds, Closely Related Derivatives or Products; and (ii) non-exclusive license, with a right to sublicense, to make, have made, use, offer for sale, sell, have sold and import any and all other Program Technology (to the extent Phytera has an interest) and Program Patents (to the extent Phytera has an interest).

------------------------
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

          (C) Upon expiration or termination of the Agreement, except termination by Phytera pursuant to sections 10.2 or 10.4, Phytera shall grant and hereby does grant to Lilly a worldwide, perpetual, non-exclusive, royalty-free license, with a right to sublicense, to make, have made, use, offer for sale, sell, have sold and import any and all Program Technology (to the extent Phytera has an interest) and Program Patents (to the extent Phytera has an interest).


          3.2 LICENSES TO PHYTERA. During the Research Term and subject to the other provisions of this Agreement, Lilly hereby grants to Phytera a nonexclusive, worldwide license in the Field during the Research Term under the Lilly Patents, Lilly Technology, Program Patents (to the extent Lilly has an interest) and Program Technology (to the extent Lilly has an interest) for the sole purpose of conceiving, discovering, evaluating, identifying, characterizing, and researching Research Compounds or Closely Related Derivatives in connection with the Program and otherwise complying with its obligations under this Agreement.



                                   ARTICLE 4
                                   ---------

                             INTELLECTUAL PROPERTY
                             ---------------------

          4.1  PATENTABLE INVENTIONS AND KNOW-HOW

          (A) DISCLOSURES AND REPORTS. Phytera and Lilly shall disclose to one another promptly the results achieved in conducting the Program and all Program Technology developed in the Program. Disclosure shall be in sufficient detail to permit each Party to employ such results and Program Technology as provided herein. Such disclosures may take the form of limited visits by Lilly and Phytera personnel to the facilities being utilized for the Program to permit observation of the procedures being employed pursuant to Section 2.17. While the Program is being conducted, the Research Team shall submit to Phytera and Lilly a detailed written quarterly report on the progress of the Program.
Within ninety (90) days after completion of the Program, the Research Team shall provide Phytera and Lilly with a comprehensive final written report.

          (B) OWNERSHIP. Any Program Technology made by either Party will be disclosed to the other Party promptly after the disclosing Party recognizes the significance thereof. All Program Patents and Program Technology, except patents Covering Research Compounds, Closely Related Derivatives or Products, shall be owned by the Party making the invention claimed or contained therein or, if such invention is made jointly, shall be jointly owned all as determined
in accordance with U.S. laws of inventorship.   Patents Covering Research
Compounds, Closely Related Derivatives and Products shall be, and hereby are, assigned to and owned solely by Lilly.

          (C) PATENT PROSECUTION. Phytera shall be responsible for preparing, filing, prosecuting, maintaining and taking such other actions as are reasonably necessary or appropriate with respect to the Phytera Patents and any patentable inventions encompassed by Phytera Technology and Phytera Program Technology, excluding jointly invented Program Technology. Lilly shall be responsible for preparing, filing, prosecuting, maintaining and taking such other actions as are reasonably necessary or appropriate with respect to the Lilly Patents and any patentable inventions encompassed by Lilly Technology and Lilly Program Technology, which shall include, without limitation, patents which Cover Research Compounds, Closely Related Derivatives and Products and jointly invented Program Technology. The Parties shall agree upon the countries for which patent coverage as described in this Article 4 should be sought and the responsible Party shall prepare, file, prosecute and maintain patents in accordance with that agreement, subject to the provisions of Section 4.1(e) below; provided, however, that the responsible Party shall at a minimum be required to seek patent coverage in the United States, Japan and the European Economic Community. To the extent either Party desires to engage external counsel in connection with activities described in this Section 4.1(c), the engaging Party will consult the other Party with respect to its choice of external patent counsel. Each Party shall also keep the other Party continuously informed of all significant matters relating to the preparation, filing, prosecution and maintenance of patents and patent applications covered by this Agreement. Each Party shall provide the other Party with copies of any substantial prosecution papers within thirty (30) days of receipt. Each Party shall endeavor in good faith to coordinate its efforts with those of the other Party to minimize or avoid interference with the prosecution of the other Party's patent applications. To the extent practicable, each Party shall provide the Research Team with a copy of any patent application which first discloses any specific Program Technology, prior to filing the first of such applications in any jurisdiction, for review and comment by the Research Team. Each Party shall minimally provide the other Party with written notice regarding the subject matter within Program Technology that such Party plans to claim in a patent application or provisional.

          (D) COSTS. Subject to the provisions of subsection (e) below, Lilly shall bear all costs incurred in the preparation, filing, prosecution and maintenance of Lilly Patents and Lilly Program Patents, and Phytera shall bear all costs incurred in the preparation, filing, prosecution and maintenance of Phytera Patents and Phytera Program Patents owned solely by Phytera; provided,
however, that Phytera shall pay [    ]* of all reasonable external expenses
incurred by Lilly while prosecuting and maintaining jointly invented Program Patents. External expenses will include patent office fees and taxes in connection with the filing, prosecution and maintenance of any patent or patent application and the reasonable fees of any patent attorneys or agents external to Lilly, in connection with the ex parte preparation, filing, prosecution and
                                 -- -----
maintenance thereof. The allocation of such expenses will occur on an annual basis at the end of the last quarter of each Calendar Year, at which time Lilly will provide Phytera with an itemized list of external expenses denominated in United States dollars incurred during the previous annual period in prosecuting and maintaining jointly owned Program Patents. Phytera will then reimburse
Lilly's reasonable expenses within [     ]* of the date of receipt of this
itemized list. Notwithstanding the foregoing, upon written notice to Lilly, Phytera may elect not to share in the prosecution or maintenance costs as described in this Section 4.1(d) related to a patent or patent application in a particular country and incurred by Lilly after receipt of that notice; and in such event Phytera will grant to Lilly


____________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

all of its patent rights associated with such patent in such country.

          (E) DISCONTINUANCE OF PATENT PROSECUTION. The Party initially responsible for preparation, filing, prosecution and maintenance (including the costs or reimbursement of costs related thereto) of a particular Program Patent, Lilly Patent or Phytera Patent (the "Initial Responsible Party") shall give thirty (30) days advance notice (the "Discontinuance Election") to the other Party of any decision to cease preparation, filing, prosecution and maintenance of that Patent (a "Discontinued Patent") provided, however, that abandonment of a patent application in favor of a continuation or a continuation-in-part thereof shall not constitute discontinuance of the patent application. In such case, the other Party may elect at its sole discretion to continue preparation, filing, prosecution or maintenance of the Discontinued Patent at its sole expense. The Party so continuing shall own any such patent application and patents maturing therefrom; and the Initial Responsible Party shall execute such documents and perform such acts as may be reasonably necessary for the other Party to file or to continue prosecution or maintenance, including assigning ownership of such patents and inventions to such electing Party. Discontinuance may be on a country-by-country basis or for a patent application or patent series in total. In the event that Lilly exercises its Discontinuance Election with respect to a Discontinued Patent in a particular country, Lilly's license hereunder with respect to that Discontinued Patent shall terminate with respect to such country.

          4.2 SAMPLES. Phytera shall provide Lilly with samples of any materials, including cell lines, animals, reagents, lead Compounds, Research Compounds or Closely Related Derivatives which are produced or developed within the scope of the Program.

          4.3  INFRINGEMENT CLAIMS BY THIRD PARTIES.

               (a) If the manufacture, use or sale of Research Compounds, Closely Related Derivatives or Products or the execution of the Research Plan results in a claim against a Party for patent infringement or for inducing or contributing to patent infringement ("Infringement Claim"), the Party first having notice of an Infringement Claim shall promptly notify the other in writing. The notice shall set forth the facts of the Infringement Claim in reasonable detail.

               (b) In the event that the execution of the Research Plan necessarily involves working within the scope of a Third Party's patent, then Phytera will use diligent efforts to obtain a required license under the Third Party's patents with a right to sublicense to Lilly, under terms reasonably acceptable to both Lilly and Phytera. If the required license is either unavailable or its terms are unacceptable, then Phytera and Lilly will agree upon alternatives for proceeding with the Research Plan or to undertake the defense of a patent infringement action with respect to the Third Party patents.

               (c) In the event that the sale of a Product in any country necessarily involves working within the scope of a Third Party's patent, then Lilly will use diligent efforts to obtain a required license under the Third Party's patents with a right to sublicense to Phytera, under terms reasonably acceptable to Lilly and Lilly will bear any royalty obligation payable under such license. If the required license is either unavailable or its terms are unacceptable, then Lilly may elect in its sole discretion to discontinue sales of the Product in such country or to undertake the defense of a patent infringement action with respect to the Third Party patents.

          (d) Except as provided in subsection (e) below, the Parties shall share all reasonable out-of-pocket costs and expenses (including reasonable attorney fees) incurred in conducting the defense of such Infringement Claims, including the investigation and settlement thereof, equally. To the extent either Party desires to engage external counsel in connection with activities described in this Section 4.3, the engaging Party will consult the other Party with respect to its choice of external patent counsel. Each Party shall also keep the other Party continuously informed of all significant matters relating to infringement claims of Third Parties. Except as otherwise provided in this Agreement, any and all royalties, amounts paid in settlement and damages resulting from settlement or a final nonappealable judgment pursuant to litigation relating to an Infringement Claim shall be shared equally by the Parties, except as otherwise provided in subsection (e) below.

     (e) Phytera shall bear all costs, expenses (including reasonable attorney fees) and royalty obligations associated with obtaining a license under Section 4.3(b) and defending any related Infringement Claim, including the investigation and settlement thereof; provided, however, Lilly shall bear royalty obligations associated with any license that is required to settle or avoid an Infringement Claim related to Technology contributed by Lilly to the Program.

     4.4  INFRINGEMENT CLAIMS AGAINST THIRD PARTIES.

          (a) Phytera and Lilly each agree to take reasonable actions to protect their respective patents and technology from infringement and from unauthorized possession or use.

          (b) If any Phytera Technology, Lilly Technology, Program Patents or Program Technology is infringed or misappropriated, as the case may be, by a Third Party, the Party to this Agreement first having knowledge of such infringement or misappropriation, shall promptly notify the other in writing. The notice shall set forth the facts of such infringement or misappropriation in reasonable detail. Subject to the rights of Third Parties, the owner of the Patent or Technology shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to infringement or misappropriation of such Patent or Technology by its own counsel and the other Party shall have the right, at its own expense, to be represented in such action by its own counsel. The Research Team shall determine which Party shall have the primary responsibility to institute, prosecute, and control any action or proceeding with respect to infringement or misappropriation of jointly owned Patents or Technology and the other Party shall have the right, at its expense, to be represented by its counsel.

          (c) The costs and expenses of all infringement suits brought by a Party under this Section 4.4 shall be reimbursed to such filing Party and the participating Party, pro rata, out of any damages or other monetary awards recovered therein in favor of Phytera or Lilly. [

                                        ]*. If the Party having the primary
right or responsibility to institute, prosecute, and control such action or prosecution fails to do so within a period of [ ]* after receiving notice of the infringement, the other Party, subject to the prior rights of any Third Party, shall have the right to bring and control any such action by counsel of its own choice, and the other shall not have the right to participate in such action or proceeding, except that such Party may be joined as a Party plaintiff and, in case of joining, such Party agrees to give the other Party reasonable assistance and authority to file and to prosecute such suit. All costs and expenses of any suit brought by the Party not having the primary right or responsibility to institute, prosecute, and control such action or prosecution (including the costs and expenses incurred by the other Party in providing reasonable assistance to the Party initiating the action or proceeding) shall be paid, and all damages or other monetary rewards recovered therein shall be retained, by the Party initiating, the action or proceeding. No settlement or consent judgment or other voluntary final disposition of a suit under this Section 4.4 may be entered into without the joint consent of Phytera and Lilly (which consent shall not be unreasonably withheld or delayed).

     4.5 NOTICE OF CERTIFICATION. Phytera and Lilly each shall immediately give notice to the other of any certification filed under the U.S. "Drug Price Competition and Patent Term Restoration Act of 1984" claiming that a Program Patent, Phytera Patent or Lilly Patent is invalid or that any infringement will not arise from the manufacture, use or sale of any product by a Third Party. If Phytera decides not to bring infringement proceedings against the entity making such a certification with respect to a Phytera Patent or Program Patent, Phytera shall give notice to Lilly of its decision not to bring suit within twenty-one
(21) days after receipt of notice of such certification. Lilly may then, but is not required to, bring suit against the Party that filed the certification. If Lilly decides not to bring infringement proceedings against the entity making such a certification with respect to a Lilly Patent, Lilly shall give notice to Phytera of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification. Phytera may then, but is not required to, bring suit against the Party that filed the certification. Any suit by Lilly or Phytera shall either be in the name of Lilly or in the name of Phytera, or jointly by Lilly and Phytera, as may be required by law. For this purpose, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit. Any costs incurred or benefits received as a result of proceeding under this Section 4.5 shall be paid or received entirely by the Party who pursued the action.

     4.6 PATENT TERM EXTENSIONS. The Parties shall cooperate with each other in gaining patent term extension wherever applicable to Phytera Patents, Lilly Patents or Program Patents covering Research Compounds and Closely Related Derivatives. Lilly shall determine which patents shall be extended. All filings for such extension shall be made by the Party to whom the patent is assigned, provided, however, that in the event that the Party to whom the patent is assigned elects not to file for an extension, such Party

_____________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

shall (i) inform the other Party of its intention not to file, (ii) grant the other Party the right to file for such extension, and (iii) cooperate as necessary to assist the other Party in filing such extension.

     4.7 AUDIT OF COSTS. Upon reasonable written notice to Phytera, Lilly shall have the right at its own expense and not more than annually in or in respect of any Calendar Year, and during normal business hours, to audit those books and records as may be reasonably necessary to verify the accuracy and reasonableness of any costs incurred by Phytera and for which Phytera is seeking or has received partial reimbursement from Lilly pursuant to this Article 4, in respect of any Calendar Year ending not more than one (1) year prior to the date of such notice. Any Phytera information received or obtained by Lilly in connection with an audit under this Section 4.7 is Confidential Information and Lilly shall retain all such information in confidence.


                                   ARTICLE 5
                                   ---------

                        CONFIDENTIALITY AND PUBLICATION
                        -------------------------------

     5.1  CONFIDENTIALITY.  Unless otherwise set forth in this Agreement,
for a period from the Effective Date until [           ]* following the later
of: (a) the expiration or termination of this Agreement or (b) if Lilly is marketing a Product, the date on which Lilly ceases to market any Product, Lilly and Phytera shall maintain in confidence all Confidential Information disclosed by the other Party or generated during the Program, and shall not, except as contemplated by this Agreement, use it for its benefit or the benefit of others, without the written consent of the disclosing Party. Lilly and Phytera agree not to disclose any trade secret information belonging to the other Party for so long as the trade secret remains confidential, provided that any disclosure of such trade secret is in no way through the fault of the of the other Party to this Agreement. Documents made available to the receiving Party shall remain the property of the disclosing Party and shall be returned upon written request, except that one copy of all such information may be retained for legal archival purposes by the receiving Party.

     5.2 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information disclosed by the other Party or generated during the Program for the purpose of making various regulatory filings and complying with applicable governmental regulations, and to consultants and others having a need to know for the purposes of development, manufacture or marketing of Research Compounds or Product(s) pursuant to this Agreement, provided that such consultants and others shall also agree to appropriate and comparable confidentiality and non-use provisions. In addition, each Party shall be entitled to disclose Confidential Information to the extent required by applicable law, orders of court, regulatory authorities or similar bodies having jurisdiction over the Party ("Legal Process"). The Receiving Party shall promptly notify the Disclosing Party of any request or demand by Legal Process for disclosure of Confidential Information. With respect to any disclosure of Confidential Information, including the text of this Agreement, for the purpose of complying with applicable government regulations, the Disclosing Party shall give the other Party an opportunity to review and comment upon the extent of any such disclosure of Confidential Information prior to disclosure.

_____________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

     5.3 NONDISCLOSURE OF AGREEMENT. Neither Party shall disclose any information about this Agreement without the prior written consent of the other. Consent shall not be required, however, for (a) disclosures to tax authorities or to bona fide potential sublicensees, to the extent required or contemplated by this Agreement, provided, that in connection with such disclosure, each Party agrees to use its commercially reasonable efforts to secure confidential treatment of such information, (b) disclosures of information for which written consent has previously been obtained, or (c) information which had previously been publicly disclosed. Each Party shall have the further right to disclose the terms of this Agreement as required by applicable law, including the rules and regulations promulgated by the Securities and Exchange Commission and/or the regulatory bodies/authorities governing securities issues in foreign jurisdictions and to disclose such information to shareholders or potential investors as is customary for privately or publicly-held companies (as the case may be at the time of disclosure), provided the disclosing Party provides to the other Party, to the extent practicable, a copy of the information to be disclosed and an opportunity to comment thereon prior to such disclosure, and, to the extent practicable, consults within a reasonable time in advance of the proposed disclosure with the other on the necessity for the disclosure and the text of the proposed release. Any copy of this Agreement to be filed with the Securities and Exchange Commission shall be redacted to the satisfaction of both Parties; provided, however, in the event that the Securities and Exchange Commission objects to the redaction of any portion of the Agreement after the initial submission, the filing Party shall inform the other Party of the objections and shall in good faith respond to the objections in an effort to limit the disclosure required by the Securities and Exchange Agreement, but in any event the filing Party shall be free to include any portions of the Agreement it deems necessary to respond to the objections in any future filings.

     5.4 SURVIVAL. The confidentiality obligations of this Article 5 shall survive the termination or expiration of the Agreement.

     5.5  PRESS RELEASES.  Attached hereto as APPENDIX F is a form of press
                                              ----------
release which Phytera intends to release upon the execution of this Agreement or shortly thereafter, which is hereby approved by Lilly. All press releases or other public communication by either Party relating to the collaboration contemplated by this Agreement shall be approved in advance by each Party which approval shall not be unreasonably withheld, except for those communications required by law. To the extent a disclosure is required by law, each Party shall provide the other with prior written notification of such disclosure.

     5.6. INQUIRIES FROM MEDIA AND FINANCIAL ANALYSTS. During and after the term of this Agreement, Phytera may receive inquiries from reporters or financial analysts related to the Program or Products. Phytera shall confer with Lilly's corporate communications department (317-276-3655) before responding to such inquiries and shall receive approval from Lilly for its planned response to such inquiries.

     5.7 USE OF NAMES, LOGOS OR SYMBOLS. No Party hereto shall use the name, trademarks, logos, physical likeness, employee names or owner symbol of any other Party for any purpose, including, without limitation, private or public securities placements, without the prior written consent of the affected Party, such consent not to be unreasonably withheld or delayed so long as such use of name is limited to objective statements of fact, rather than for endorsement purposes. Nothing contained herein shall be construed as granting either Party any rights or license to use any of the other Party's trademarks or tradenames without separate, express written permission of the owner of such trademark or tradename.


                                   ARTICLE 6
                                   ---------

                  EQUITY INVESTMENT, MILESTONES AND ROYALTIES
                  -------------------------------------------

     6.1 UPFRONT EQUITY INVESTMENT. In consideration of Phytera entering into this Agreement and allowing Lilly the use of the Phytera Technology, within sixty (60) business days of Lilly receiving a fully executed original of this Agreement, Lilly shall purchase and Phytera shall sell to Lilly for an aggregate price of Five Hundred Thousand Dollars ($500,000) that number of shares of Phytera Series E Preferred Stock referenced in the Stock Subscription Agreement dated as of the same date hereof.

     6.2. MILESTONE BASED FEES AND INVESTMENT. In further consideration of Phytera entering into this Agreement and provided that Phytera is not then in breach of any of its obligations under this Agreement, Lilly shall, upon the achievement of one or more of the milestones listed below for a Research Compound, Closely Related Derivative, or Product, (a) notify Phytera promptly of such achievement and (b) pay a milestone fee as listed below to Phytera within [
        ]* of such achievement:


Milestone 1:                             [             ]*


               [


                                         ]*.  This milestone
               shall be triggered and paid only once during the term of the Agreement and shall be made in the form of an equity investment. The equity investment shall be based then-prevailing market price of Phytera stock or upon terms substantially similar to the then-most recent placement of equity by Phytera. The per recent private share price of Phytera equity shall be based on the following: (1) if Phytera stock is being publicly traded, the per share price shall be based on the average of the last sale prices of a share of common stock on the relevant market for the [ ]* as documented in Research Team minutes or
               (2) if Phytera stock is not being publicly traded, the per share price shall be based on the then-prevailing market price of Phytera stock or the price of issuance during Phytera's then most recent private placement

______________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

               or such other price as agreed upon by the Parties in writing.


Milestone 2:                                       [             ]*

               [                           ]*.


Milestone 3:                                       [             ]*

               [                           ]*.


Milestone 4:                                        [             ]*

               [                           ]*.


Milestone 5:                                        [             ]*

               [                           ]*


Milestone 6:                                        [             ]*

               [                           ]*.




     Each milestone is independent, so that the achievement of any one milestone with respect to a Research Compound or Product does not require payment of lower numbered unachieved milestones with respect to that Compound or Product.

     All milestone payments previously paid with respect to Research Compounds or Products that later fail prior to First Commercial Sale in the United States, Japan or Major Europe, whichever occurs first, shall be creditable against future milestones payment(s) for the next Research Compound(s) or Product(s) to trigger any milestone(s). "Failure" for purposes of this provision shall mean a decision by Lilly to terminate further development of a Research Compound or Product due to efficacy, safety or tolerance data or such other reasons that are commercially reasonable, given the then current industry standards.


     6.3  ROYALTIES.


____________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

          (a) Subject to the terms and conditions of this Agreement, in consideration for the licenses provided hereunder, Lilly shall pay Phytera royalties ("Royalty Payments") for each Product based upon [
      ]*, as follows:


                Annual Net Sales                 Royalty Rate (on that
                ----------------                 ---------------------
                                                 portion of net sales)*
                                                 ----------------------
[


                                                                ]*


*subject to a reduction equal to [       ]* % of any royalties payable to Third
Parties, provided that the royalty rate shall never fall below [        ]* %.
**MM - million U.S. Dollars

     (b) For the purposes of this Article, the annual Net Sales of Product figures set out above shall be in 1998 U.S. Dollars. Such numbers shall then be adjusted upward on a Calendar Year basis commencing January 1,1999 (and on January 1 of each year thereafter) using the Consumer Price Index (as calculated by the Bureau of Labor Statistics for all U.S. urban consumers) to account for inflation. Royalties shall be calculated on a Product by Product basis, and sales of various Products shall not be aggregated for purposes of determining the applicable royalty rate. For this purpose, all formulations of a Compound shall be regarded as one Product. Royalty rates shall be applied only to that portion of sales in a given Calendar Year that fall within the triggering sales tier.


     6.4 ROYALTY PAYMENTS. Royalty payments under this Agreement shall be made to the receiving Party within [
                        ]*. Royalties shall be payable on a [


                                      ]*.  All payments shall be made in U.S.
Dollars. If at any time legal restrictions prevent the prompt remittance of any payments with respect to any country where Products are sold, Lilly shall have the right and option to make such payments by depositing the amount thereof in local currency to Phytera's account in a bank or depository in such country.


     6.5 SINGLE ROYALTY. Royalties payable under this Article will be payable only once with respect to a particular unit of Product and will be paid only once regardless of there being more than one Patent applicable to such Product.


     6.6  SALES REPORTS.


     (a) During the term of this Agreement and after the First Commercial Sale of a Product, Lilly shall furnish or cause to be furnished to Phytera on a quarterly basis a written report or reports covering each Calendar Quarter (each such Calendar Quarter being sometimes referred to herein as a "reporting period") showing (i) the Net Sales of

___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

each Product in each country during the Royalty Term by Lilly or its Affiliates, and; (ii) the royalties, which shall have accrued under Section 6.3 hereof in respect of such sales and the basis for calculating those royalties. With respect to sales of Products invoiced in U.S. Dollars calculated by using Lilly's then-current standard procedures and methodology, the Net Sales amounts and the amounts due to Phytera hereunder shall be expressed in Dollars. With respect to sales of Products invoiced in a currency other than Dollars, the Net Sales and amounts due to Phytera hereunder shall be expressed in the Dollar equivalent of the amount payable to Phytera, calculated using Lilly's then current standard exchange rate methodology for the translation of foreign currency sales into Dollars. In each report, the exchange rate methodology will be identical to that employed by Lilly in its external financial reporting, as reviewed and approved by its independent auditors and will be in conformity with generally accepted accounting principles consistently applied. Lilly will at Phytera's reasonable request, but not more frequently than once a year, inform Phytera as to the specific exchange rate translation methodology used for a particular country or countries. Each quarterly report shall be due seventy-five
(75) days following the close of each reporting period. Lilly shall keep accurate records in sufficient detail to enable the amounts due hereunder to be determined and to be verified by the independent auditors described hereunder. Lilly shall furnish annually to Phytera appropriate evidence of payment of any tax or other amount required by applicable laws or regulations to be deducted from any royalty payment, including any tax or withholding levied by a foreign taxing authority in respect of the payment or accrual of any royalty.

     (b)  Amounts shown to have accrued by each sales report provided for under
Section 6.6(a) of this Agreement shall be due and payable on the date such sales report is due.

     (c) Upon written notice to Lilly, Phytera shall have the right at its own expense using Lilly's independent certified public accountant, and not more than annually in or in respect of any Calendar Year, to audit Lilly's books and records during normal business hours as may be reasonably necessary to verify the accuracy of the sales reports furnished by Lilly pursuant to Section 6.6(a), in respect of any Calendar Year ending not more than one (1) year prior to the date of such notice. Such audit shall be conducted by staff of Lilly's independent public accountant other than those staff responsible for or involved in ongoing general audit activities at Lilly. Phytera shall have the right to have the audit work papers prepared by Lilly's independent public accountant pursuant to this audit reviewed by Phytera's own independent certified public
accountant.  Upon the expiration [                 ]*, the calculation of
amounts payable with respect to such fiscal year shall be binding and conclusive upon Phytera, and Lilly shall be released from any liability or accountability with respect to payments for such year. The report prepared by the independent public accountant, a copy of which shall be sent or otherwise provided to Lilly by such independent public accountant at the same time it is sent or otherwise provided to Phytera, shall contain the conclusions of the independent public accountant regarding the audit and will specify that the amounts paid to Phytera pursuant thereto were correct or, if incorrect, the amount of any underpayment or overpayment. If the independent public accountant's report shows any underpayment, Lilly shall remit to Phytera within thirty (30) days after Lilly's receipt of such report, (i) the amount of such underpayment and (ii) if such underpayment

______________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

exceeds ten percent (10%) of the total amount owed for the Calendar Year then being audited, the reasonable and necessary fees and expenses of the independent public accountant performing the audit, subject to reasonable substantiation thereof. Any overpayments shall be refunded to Lilly by Phytera within thirty
(30) days of receipt of the audit report or may be creditable, at Lilly's option, against amounts payable in subsequent payment periods. Phytera agrees that all information subject to review under this Section 6.6(d) is Confidential Information and that Phytera shall retain and cause the accountant to retain all such information in confidence.


                                   ARTICLE 7

                                   INDEMNITY


     SECTION 7.1

     (a) CLAIMS. Each Party hereby agrees to indemnify, defend and hold harmless the other Party and its Affiliates, and their respective officers, directors, agents and employees from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable attorneys' fees and other costs of defense other than claims for infringement (which shall be resolved pursuant to Sections 4.3 and 4.4) ("Claims"), (a) resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of Research Compounds or Product by the indemnifying Party, its Affiliates, agents or sublicensees, but only to the extent such Claims result from the negligence or intentional misconduct of the indemnifying Party or its employees and agents and do not result from the negligence or intentional misconduct of the Party seeking indemnification, or (b) resulting directly from a breach of any representation or warranty of the indemnifying Party contained in Article 8 of this Agreement.

     (b) DEFENSE. Any entity entitled to indemnification under this Article shall give prompt written notice to the indemnifying Party of any Claims with respect to which it seeks indemnification, and the indemnifying Party shall have the option to assume the defense of such Claims with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed by the indemnifying Party with counsel so selected, the indemnifying Party will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified Party with respect to such Claims. Except with the prior consent of the indemnified Party, which consent shall not be unreasonably withheld, the indemnifying Party may not enter into any settlement of such litigation unless such settlement includes an unqualified release of the indemnified Party.

     (c) INSURANCE. Phytera and Lilly shall each have and maintain such type and amounts of liability insurance covering the manufacture, supply, use and sale of Research Compounds, Program Candidates, Rejected Candidates, Discontinued Products and Products as is normal and customary in the pharmaceutical industry generally for parties similarly situated, and will upon request provide the other Party with a copy of relevant certificates of insurance or self-insurance in that regard, along with any amendments and revisions thereto.

                                   ARTICLE 8

                        REPRESENTATIONS AND WARRANTIES

     8.1 CORPORATE EXISTENCE AND POWER. Each of Phytera and Lilly represents and warrants to the other that as of the Effective Date it (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, and (b) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and is contemplated in this Agreement, including the right to grant the licenses granted hereunder.

     8.2 AUTHORITY. As of the Effective Date, each Party (i) has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and (ii) has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity whether enforceability is considered a proceeding at law or equity.

     8.3 ABSENCE OF LITIGATION. As of the Effective Date, each Party represents and warrants to the other that it is not aware of any pending or threatened litigation (and has not received any communication) which alleges that such Party's activities related to this Agreement have violated, or that by conducting the activities as contemplated herein such Party would violate, any of the intellectual property rights of any other person. To the best of Phytera's and Lilly's knowledge, there is no material unauthorized use, infringement or misappropriation of any of its intellectual property rights licensed hereunder.

     8.4 NO APPROVALS OR CONSENTS. Except as otherwise described in this Agreement each Party represents and warrants to the other that all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with this Agreement have been obtained.

     8.5 PATENTS; PRIOR ART. Except as each Party has otherwise advised the other Party in writing, each of Phytera and Lilly represents and warrants to the other that as of the Effective Date, to the best of its knowledge, it has sufficient legal and/or beneficial title and ownership under its intellectual property rights necessary for it to fulfill its obligations under this Agreement and that it is not aware of any communication alleging that it has violated or by conducting its business as contemplated by this Agreement would violate any of the intellectual property rights of any other person, and that to the best of its knowledge there is no material unauthorized use, infringement or misappropriation of any of its intellectual property rights relevant to this Agreement. As used herein, "intellectual property rights" means all patent rights, copyrights, trademarks, trade secret rights, chemical and biological material rights and know-how rights necessary or useful to make, use or sell Research Compounds and Products. Phytera further warrants and represents that prior to the date of this Agreement, no license or covenant not to sue under any Phytera Patent in the Field has been granted to any Third

Party.

     8.6 NO CONFLICT. The execution and delivery of the Agreement and the performance of each Party's obligations hereunder (i) do not conflict with or violate any requirement of applicable law or regulation or any provision of articles of incorporation or bylaws of such Party in any material way, and (ii) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

     8.7 YEAR 2000 COMPLIANCE. Phytera represents and warrants that its operations, including without limitation the provision of any services, products and/or information to or on behalf of Lilly, will not be materially delayed, interrupted or otherwise adversely affected to the detriment of Lilly due to the failure of Phytera's business systems and/or computer systems to be "Year 2000 Compliant". For purposes of this paragraph, a system shall be considered "Year 2000 Compliant" only if (i) the occurrence in or use by that system of dates on or after January 1, 2000 ("Millennial Dates") does not adversely affect that system's performance, including without limitation performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing), and (ii) that system creates, stores, processes and outputs information (as applicable) related to or including Millennial Dates without errors or omissions.

     8.8 NO DEBARMENT. Each party represents and warrants to the other that it will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and will upon request certify in writing to the other that none of it, its employees, or any person providing services to such party in connection with the collaboration contemplated by this Agreement have been debarred under the provisions of such Act.

                                   ARTICLE 9

                     GOVERNING LAW AND DISPUTE RESOLUTION

     9.1 GOVERNING LAW. The Agreement shall be governed by the laws of the State of Indiana, without regard to Indiana choice of law provisions.

     9.2 DISPUTE RESOLUTION PROCESS. In the event of any dispute relating to this Agreement, the Parties shall prior to instituting any lawsuit, arbitration or other dispute resolution process on account of such dispute, follow the procedures for dispute resolution set forth in Section 2.2(d) of this Agreement if such dispute is within the jurisdiction of the Research Team, as contemplated by Section 2.2(c). In the event of any dispute relating to or arising from this Agreement which a Party does not believe is covered by Section 2.2(d), the Parties shall attempt in good faith to settle such dispute first by negotiation and consultation between themselves, including referral of such dispute to the Chief Executive Officer of Phytera and the Vice President, Infectious Diseases Research of Lilly. In the event said executives are unable to resolve such dispute or agree upon a mechanism to resolve such dispute within sixty (60) days of the first written request for dispute resolution under this Article 9, the Parties shall then consider other forms of alternative dispute resolution as a means of resolving any such dispute. Thereafter, either Party shall be free to institute litigation and seek such remedies as may be available.
Notwithstanding anything in this Agreement to the contrary, either Party shall be entitled to institute litigation immediately if the same shall be necessary to prevent irreparable harm to either Party.

                                  ARTICLE 10

                       TERM AND TERMINATION OF AGREEMENT

     10.1 TERM. This Agreement shall become effective on the Effective Date and shall continue in effect, unless terminated earlier as described hereunder or by mutual written agreement of the Parties, until the later of either: (1) the [

     ]*; or (2) in the event that Lily is developing a Research or marketing a product in accordance with the terms of this Agreement but there is no issued Phytera Patent or Program Patent having a valid claim Covering such Research
Compound or Product, then       [       ]* from the date of the First Commercial
Sale with respect to the Product, if any. Upon expiration of the Agreeement under Section 10.1, Lily shall and hereby does assign all right, title and interest that Lilly has in Program Technology and Program Patents, excluding its interest in Research Compounds and Closely Related Derivatives ( and any claims or know-how Covering such Research Compounds and Lilly's prior ownership interest) and Phytera shall grant and hereby does grant to Lilly (with respect to Phytera's prior ownership interest) a worldwide, non-exclusive, royalty-free license (with the right to sublicense) to all Program Technology and Program Patents in accordance with Section 3.1(c).

     10.2 TERMINATION FOR MATERIAL BREACH.  Either Party shall have the right to
terminate this Agreement after [      ]* written notice to the other in the
event the other is in material breach of this Agreement, unless the other Party cures the breach before the expiration of such period of time. Such notice shall set forth in reasonable detail the specifics of the breach. In the event of termination hereunder by Lilly, all licenses granted under this Agreement to Lilly and its Affiliates shall not be affected and shall continue in full force and effect, and Lilly and its Affiliates shall have the right to exercise all licenses provided under this Agreement. All licenses granted under this Agreement to Phytera and its Affiliates shall automatically terminate upon such termination by Lilly. In the event of termination hereunder by Phytera, all licenses granted under this Agreement to Phytera and its Affiliates shall not be affected and shall continue in full force and effect, and Phytera and its Affiliates shall have the right to exercise all licenses provided under this Agreement. All licenses granted under this Agreement to Lilly and its Affiliates shall automatically terminate upon such termination by Phytera. Notwithstanding the foregoing, Lilly shall be permitted to make, have made, use, have used, import, offer for sale, sell, and have sold, all supplies of Product in its inventory at the time of termination until such supplies are exhausted. For purposes of this Agreement, insolvency as set forth in Section 10.4 shall be deemed a material breach.


     10.3 LILLY VOLUNTARY TERMINATION.  Any time after the [      ]* of the
Effective Date, Lilly may terminate this Agreement by giving Phytera [

______________________________

* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

     ]* written notice of its intent to terminate, which notice may be
provided prior to the [       ]* of the Effective Date.  Upon termination by
Lilly under this Section 10.3 and subject to the terms set forth herein, (i) the licenses granted under this Agreement shall terminate, except as otherwise provided in Section 3.1(c); (ii) Lilly shall and hereby does transfer to Phytera all right, title and interest in the Research Compounds and Closely Related Derivatives except those Research Compounds or Closely Related Derivatives which shall have been derived from the Lilly Natural Products Library or the Lilly Compound Library; and (iii) Lilly shall transfer and hereby does transfer all of its right, title and interest in jointly owned Program Patents and jointly owned Program Technology, subject to the retention by Lilly of a non-exclusive license in accordance with Section 3.1(c). In consideration for the transfer of rights from Lilly to Phytera to occur pursuant to this Section 10.3, Phytera shall pay
Lilly a [    ]* royalty on the annual Net Sales of any Products sold by Phytera or its Affiliates or any sublicensee thereof until Lilly has received an amount equal to its payments to Phytera hereunder (including, but not limited to, Research Funds, milestone payments and patent costs) and to any unaffiliated Third Party contractors retained by it in connection herewith, plus interest on any unpaid balances as set forth below. Until Lilly is fully reimbursed, any balance not reimbursed shall accrue interest from that date commencing four years after the Effective Date until paid, at the prime rate as quoted in The
Wall Street Journal plus [    ]* as determined on the date that interest first
accrues, compounded quarterly.

     10.4 TERMINATION UPON INSOLVENCY. This Agreement may be terminated by either Party upon notice to the other should the other Party:

          (a)  become insolvent; or

          (b) file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within 60 days of such filing.

     10.5 TERMINATION DUE TO ISSUANCE OF BLOCKING PATENTS. Lilly shall have the right to terminate this Agreement upon thirty (30) days written notice at any time in the event that the execution of the Research Plan necessarily involves working within the scope of a Third Party's patent.

     10.6 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Upon the expiration or early termination of this Agreement and except as provided herein to the contrary, all rights and obligations of the Parties shall cease, except as follows:

          (a) obligations to pay costs accruing hereunder up to the effective date of termination;

          (b) the right to complete the manufacture and sale of Products which qualify as "work in process" under GAAP or which are in stock at the date of termination, and the obligation to pay royalties on Net Sales of such Products;

          (c) obligations to pay milestones and royalties with respect to

___________________________

* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Research Compounds, Closely Related Derivatives and/or Products;

          (d) obligations of confidentiality and non-use;

          (e) obligations for record-keeping and accounting reports for so long as Products are sold, plus one (1) year. At such time after termination of this Agreement when sales or other dispositions of Products have ceased, Lilly or Phytera, as the case may be, shall render a final report along with any royalty payment due;

           (f) the Parties' right to inspect books and records;

           (g) the obligations of defense and indemnity;

           (h) any cause of action or claim of a Party accrued or to accrue because of any breach or default by the other Party hereunder (subject to applicable statutes of limitations); and

           (i) in the event of expiration of this Agreement under Section 10.1, Lilly shall have a fully paid-up, perpetual license to the rights granted pursuant to Section 3.1(c); and

            (j) all other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and content are intended to survive.

     10.7 ADDITIONAL RIGHTS UPON TERMINATION FOR BREACH. If a Party (the "Non-Breaching Party") terminates this Agreement under Section 10.2 hereof following material breach by the other Party (the "Breaching Party"), (a) the Breaching Party shall return to the Non-Breaching Party all Confidential Information and materials received from the Non-Breaching Party during the Agreement, except that the Breaching Party may keep a copy of all documents for record keeping purposes only, (b) the Breaching Party shall cease all use of the Confidential Information and materials received from the Non-Breaching Party for any purpose, and (c) the Breaching Party shall deliver to the Non-Breaching Party all data and information developed by the Breaching Party prior to such termination as a result of the activities under this Agreement which can reasonably be viewed as necessary or useful to obtain governmental regulatory approvals.

                                  ARTICLE 11
                                  ----------

                           MISCELLANEOUS PROVISIONS

     11.1 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given, upon receipt, if mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by overnight delivery (receipt verified) to the address below, or given personally or transmitted by facsimile to the number indicated below (with confirmation).


                  If to Phytera:  Phytera Inc.
                                         377 Plantation Street
                                         Worcester, MA  01605
                                         Attn:  Malcolm Morville, Ph.D.
                                         President and CEO

                  If to Lilly:           Eli Lilly and Company
                                         Lilly Corporate Center
                                         Indianapolis, IN 46258
                                         Attn:  General Patent Counsel

Either Party may, by written notice to the others, designate a new address or fax number to which notices to the Party giving the notice shall thereafter be mailed or faxed.


     11.2 FOREIGN EXCHANGE. Except as otherwise specified herein, sales and expenses of the Parties under this Agreement which are in currencies other than U.S. Dollars shall be translated into U.S. Dollars in accordance with GAAP, consistently applied.

     11.3 FORCE MAJEURE. If the performance of either Party under this Agreement is affected by any extraordinary, unexpected and unavoidable event such as acts of God, floods, fires, riots, war, accidents, or by reason of any law, order, proclamation, regulation, ordinance, demand or requirement of the relevant government or any sub-division, authority or representative thereof, or by reason of any other cause whatsoever (provided that in all such cases the Party claiming relief on account of such event can demonstrate that such event was extraordinary, unexpected and unavoidable by the exercise of reasonable care) ("Force Majeure") it shall as soon as reasonably practicable notify the other Party of the nature and extent thereof and take all reasonable steps to overcome the Force Majeure and to minimize the loss occasioned to that other Party. Neither Party shall be deemed to be in breach of this Agreement or otherwise be liable to the other Party by reason of any delay in performance or nonperformance of any of its obligations hereunder to the extent that such delay and nonperformance is due to any Force Majeure of which it has notified the other Party and the time for performance of that obligation shall be extended accordingly.

     11.4 WITHHOLDING TAXES. If either Party is required by the United States government or other authorities to withhold any tax on the amounts payable by that Party to the other Party under this Agreement, that Party shall be allowed to do so, and shall in such case remit payments to the other Party net of such withheld amount, provided that the withholding Party furnishes the other Party with reasonable evidence of such withholding payment in electronic or written form as soon as practicable after such withholding in order that the other Party may use the withholding tax paid as a tax credit.

     11.5 ENTIRETY OF AGREEMENT. This Agreement, its appendices and the Stock Purchase Agreement of even date herewith, set forth the entire Agreement and understanding of the Parties relating to the subject matter contained herein and merges all prior discussions and agreements between them. No Party shall be bound by any representation other than as expressly stated in this Agreement, or by a written amendment to this Agreement signed by authorized representatives of both Parties.

     11.6 NON-WAIVER. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

     11.7 DISCLAIMER OF AGENCY. This Agreement shall not constitute either Party the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create, or incur any Third Party liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other except as expressly set forth in this Agreement.

     11.8 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to either Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

     11.9 ASSIGNMENT. Either Party may discharge any obligations and exercise any right hereunder through an Affiliate, although each Party shall remain ultimately responsible for the proper discharge of all obligations hereunder notwithstanding any assignment or delegation to any such Affiliate. References to a Party shall include any Affiliate of a Party to whom such an assignment or delegation has been made or ratified. Except as provided in this Section or otherwise expressly provided in the Agreement, neither Lilly nor Phytera shall delegate duties of performance, assign or transfer, in whole or in part, rights or obligations under this Agreement without the prior written consent of the other Party, not to be unreasonably withheld, and any attempted delegation, assignment or transfer, without such written consent shall be of no force or effect. Subject to the restrictions contained in the preceding sentence, this Agreement shall be binding upon the successors and assigns of the Parties.

     11.10 HEADINGS. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting or defining the content of said sections or paragraphs.

     11.11 LIMITATION OF LIABILITY. No Party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any Party.

     11.12 INTERPRETATION. This Agreement has been jointly prepared by the Parties and their respective legal counsel and shall not be strictly construed against either Party.

     11.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

     11.14 COMPLIANCE WITH LAWS. Each Party shall, and shall cause its respective Affiliates to, comply in all material respects with all federal, state, local and foreign laws, statutes, rules and regulations applicable to the Parties and their respective activities under this Agreement.

     11.15 FURTHER ACTIONS. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     11.16 PAYMENT IN U.S. DOLLARS. Unless otherwise provided in this Agreement, all amounts due and payable hereunder shall be due and payable in U.S. Dollars.

     11.17 INTEREST ON LATE PAYMENTS. In case of any delay in a payment due by a Party to the other Party, which delay is not occasioned by Force Majeure,
interest at the rate of [    ]* per month, assessed from the [        ]* after
the due date of said payment, shall be due by the late paying Party without any special notice.

     IN WITNESS WHEREOF, the Parties have executed this Agreement, in duplicate originals, by their respective officers thereunto duly authorized, the day and year herein written.


ELI LILLY AND COMPANY                   PHYTERA, INC.


By:  /s/ Dr. August M. Watanabe         By:  /s/ Malcolm Morville
     --------------------------              --------------------
     Dr. August M. Watanabe
     Executive Vice President,          Name:  Dr. Malcolm Morville
                                               --------------------
     Science and Technology
                                        Title:  President
                                                ---------
____________________

* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Attachments:
------------
Appendix A -        Research Plan
Appendix B -        Lilly Patents
Appendix C -        Phytera Patents
Appendix D -        Key Personnel
Appendix E - [            ]* Programs
Appendix F - Press Release

_____________________

* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                   APPENDIX A


                  RESEARCH PLAN FOR PHYTERA, INC. & ELI LILLY
                 AND COMPANY ANTIFUNGAL RESEARCH COLLABORATION


 OVERALL OBJECTIVE:
 ------------------
 [



                         ]*.





 APPROACH:
 --------
 [



                                                        ]*


 [








                                                        ]*




_________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

[










                                                            ]*




__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission

[










                                                        ]*






___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission

[












                                                            ]*

___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission

[





                                                           ]*



__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission

[









                                                            ]*


__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission

[










                                                        ]*

__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission

[










                                                        ]*

__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission

[










                                                            ]*

__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission

[










                                                        ]*

_________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission

[




                                                   ]*

__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission

                                   APPENDIX B


                                 LILLY PATENTS



DKT#   SHORT TITLE        INV NAME         FILED     APP#     ISSUED       PAT#
--------------------------------------------------------------------------------

[





                                                            ]*.





__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                   APPENDIX C


                                PHYTERA PATENTS


[



                                                            ]*

___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                   APPENDIX D


                             PHYTERA KEY PERSONNEL


[





                                                        ]*

__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                   APPENDIX E

                         [              ]* PROGRAMS



(1)  [



          ]*


(2)  [



          ]*


(3)  [



          ]*




__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                  APPENDIX F
                                  ----------

                                 Press Release

                                 July 21, 1998

PHYTERA AND LILLY SIGN RESEARCH COLLABORATION AGREEMENT TO DISCOVER AND DEVELOP
                          INFECTIOUS DISEASE PRODUCTS

Phytera, Inc. and Eli Lilly and Company (NYSE:LLY) announced today that they have entered into a research collaboration to discover novel agents for the diagnosis, treatment and prevention of infectious fungal diseases. The alliance encompasses human and animal veterinary diagnostics and therapeutics.

Phytera is contributing to the collaboration both novel antifungal screens based on its genomics technologies as well as natural product extracts from its ExPAND plant cell culture and uMARINE marine microbial libraries. Phytera will also provide its natural product chemistry expertise for the bioassay-guided fractionation, isolation and structural characterization of its proprietary active extracts. Lilly will provide compounds for screening and will be responsible for downstream profiling, lead optimization, development and commercialization.

As part of the agreement, Phytera will receive an up-front equity investment and funding for research activities, as well as future milestone payments and royalties on sales of products discovered and developed through the collaboration. Lilly, which will provide all funding for research and development, receives worldwide rights to commercialize products emerging from the collaboration.

"The agreement capitalizes on our capabilities in screening, molecular biology, natural product chemistry, and marine and plant culture," said Malcolm Morville, Ph.D., president and chief executive officer of Phytera. "We are particularly excited to collaborate with Lilly to address the problem of increasing resistance of fungal pathogens to currently available drugs. Lilly brings to this program broad chemistry assets in addition to enormous experience and a strong track record as an innovator in the discovery and development of antifungal drugs."

"Phytera's unique natural product libraries and screening systems will reinforce our capabilities and strong commitment towards the discovery and development of novel antifungal drugs," said Gail H. Cassell, Ph.D., vice president of infectious diseases discovery research and clinical investigation for Lilly. "Worldwide sales of antifungal agents exceeded an estimated $3 billion in 1996 and continue to grow rapidly. Fungal infections have emerged in recent years as a major cause of disease and mortality, in part as a consequence of the increase in immunosuppressive diseases and the use of immune system suppressing drugs such as chemotherapy. In addition, resistance to the relatively few current therapies is becoming an important clinical issue."

Phytera's proprietary techniques enable the Company to "manipulate" plant cells and marine microbes in culture in order to modulate genomic expression and change metabolic pathways. The range of manipulations employed optimizes chemical diversity and often results in the production of chemicals not found in the originating species. In addition, Phytera has developed strong capabilities in the design and implementation of high-throughput screening systems for infectious disease targets. Genetic and protein engineering technologies are allied with bioinformatics and robotics to produce a portfolio of cellular and molecular target-based screens.

Phytera, Inc. is a biotechnology company headquartered in Worcester, Massachusetts with wholly owned subsidiaries in Sheffield, U.K, Copenhagen, Denmark and Tastrup, Denmark. The company is focused on applying novel technology platforms to the identification and optimization of new lead structures and drug candidates for pharmaceutical application. Phytera has allied its plant and marine microbial culture technologies with innovative high-throughput screening and combinatorial chemistry capabilities to create an integrated discovery platform. Infectious disease products from the program are currently in preclinical development.

Lilly is a global research-based pharmaceutical corporation headquartered in Indianapolis, Ind., that is dedicated to creating and delivering innovative pharmaceutical-based health care solutions that enable people to live longer, healthier and more active lives.